Oaktree Announces First Quarter 2017 Financial Results

As of March 31, 2017 or for the quarter then ended, and where applicable, per Class A unit:

•	GAAP net income attributable to Oaktree Capital Group, LLC (“OCG”) increased to $54.9 million ($0.87 per unit), from $28.1 million ($0.45 per unit) for the first quarter of 2016.

•	Adjusted net income increased to $162.1 million ($0.86 per unit), from $105.0 million ($0.49 per unit) for the first quarter of 2016, driven by higher incentive income and investment income.

•	Distributable earnings increased to $157.1 million ($0.86 per unit), from $125.7 million ($0.68 per unit) for the first quarter of 2016, on higher incentive income and investment income proceeds.

•
Assets under management were $100.3 billion, down slightly for the quarter and up 4% over the last 12 months. Gross capital raised was $3.1 billion and $13.0 billion for the quarter and last 12 months, respectively. Uncalled capital commitments as of March 31, 2017 were $21.8 billion.

•	A distribution was declared of $0.71 per unit, bringing aggregate distributions relating to the last 12 months to $2.57.
LOS ANGELES, CA. April 27, 2017 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the first quarter ended March 31, 2017.
Jay Wintrob, Chief Executive Officer, said, “Highlighting a solid beginning to 2017, Oaktree delivered a 25 percent increase in distributable earnings and a 54 percent increase in adjusted net income over the same quarter a year ago. We raised $3.1 billion of gross capital in the first quarter and $13.0 billion over the last twelve months. Continued strong investment performance across our closed-end funds has led to 30 percent growth in net accrued incentives over the last twelve months and bodes well for future distributable earnings.”
GAAP-basis results for the first quarter of 2017 included net income attributable to Oaktree Capital Group, LLC of $54.9 million, up from $28.1 million for the first quarter of 2016, primarily reflecting higher segment profits.
Assets under management (“AUM”) were $100.3 billion as of March 31, 2017, down slightly from $100.5 billion as of December 31, 2016, and up 4% from $96.9 billion as of March 31, 2016. Management fee-generating assets under management (“management fee-generating AUM”) were $79.3 billion as of March 31, 2017, down 1% from both $79.8 billion as of December 31, 2016 and $79.9 billion as of March 31, 2016.
As of March 31, 2017, uncalled capital commitments (“dry powder”) were $21.8 billion. Of these commitments, $13.1 billion were not yet generating management fees (“shadow AUM”). Gross capital raised was $3.1 billion and $13.0 billion for the quarter and 12 months ended March 31, 2017, respectively.
Adjusted net income (“ANI”) grew to $162.1 million for the first quarter of 2017, from $105.0 million for the first quarter of 2016, reflecting higher incentive income and investment income, partially offset by lower fee-related earnings. Distributable earnings grew to $157.1 million for the first quarter of 2017, from $125.7 million for the first quarter of 2016, reflecting higher incentive income and investment income proceeds, partially offset by lower fee-related earnings.

In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparisons with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on the change in market value of the funds’ holdings (“incentives created (fund level)”). ENI was $184.6 million for the first quarter of 2017, as compared to $41.2 million for the first quarter of 2016. Per Class A unit, ENI was $1.02 for the first quarter of 2017, as compared to $0.13 for the first quarter of 2016.

The table below presents (a) GAAP-basis results, (b) segment results for both the Operating Group and per Class A unit, and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended March 31,
	2017	2016
GAAP-basis Results:	(in thousands, except per unit data or as otherwise indicated)

Revenues	$289,585	$254,490
Net income attributable to Oaktree Capital Group, LLC	54,915	28,078
Net income per Class A unit	0.87	0.45

Segment Results:
Segment revenues	$391,187	$312,935
Adjusted net income	162,094	105,025
Distributable earnings revenues	375,562	324,339
Distributable earnings	157,099	125,725
Fee-related earnings revenues	185,565	201,270
Fee-related earnings	48,197	62,359
Economic net income revenues	445,512	170,077
Economic net income	184,581	41,196
Per Class A Unit:
Adjusted net income	$0.86	$0.49
Distributable earnings	0.86	0.68
Fee-related earnings	0.28	0.37
Economic net income	1.02	0.13
Operating Metrics:
Assets under management (in millions):
Assets under management	$100,313	$96,874
Management fee-generating assets under management	79,329	79,908
Incentive-creating assets under management	32,337	31,205
Uncalled capital commitments	21,770	21,400
Accrued incentives (fund level):
Incentives created (fund level)	201,518	(46,270)
Incentives created (fund level), net of associated incentive income compensation expense	96,536	(16,991)
Accrued incentives (fund level)	2,068,422	1,442,359
Accrued incentives (fund level), net of associated incentive income compensation expense	969,029	747,711

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment measures such as segment revenues and adjusted net income, and measures that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”), including adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit. Reconciliations of those segment and non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited.

GAAP-basis Results
Oaktree consolidates entities in which it has a direct or indirect controlling financial interest. Investment vehicles in which we have a significant investment, such as collateralized loan obligation vehicles (“CLOs”) and certain Oaktree funds, are consolidated under GAAP. When a CLO or fund is consolidated, the assets, liabilities, revenues, expenses and cash flows of the consolidated funds are reflected on a gross basis, and the majority of the economic interests in those consolidated funds, which are held by third-party investors, are reflected as debt obligations of CLOs or non-controlling interests. All of the revenues earned by us as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to OCG.
Total revenues increased $35.1 million, or 13.8%, to $289.6 million for the first quarter of 2017, from $254.5 million for the first quarter of 2016. The increase reflected higher incentive income, partially offset by lower management fees.
Total expenses increased $7.4 million, or 4.0%, to $192.6 million for the first quarter of 2017, from $185.2 million for the first quarter of 2016. The increase primarily reflected higher incentive income compensation expense, partially offset by lower general and administrative expense.
Other income (loss) increased to income of $77.1 million for the first quarter of 2017, from $26.5 million for the first quarter of 2016. The increase primarily reflected higher overall returns on our funds’ performance.
Net income attributable to OCG increased to $54.9 million for the first quarter of 2017, from $28.1 million for the first quarter of 2016, primarily reflecting higher segment profits.
Operating Metrics
Assets Under Management
AUM was $100.3 billion as of March 31, 2017, $100.5 billion as of December 31, 2016 and $96.9 billion as of March 31, 2016. The $0.2 billion decrease since December 31, 2016 primarily reflected $2.6 billion of distributions to closed-end fund investors and $1.0 billion of net outflows from open-end funds, largely offset by $1.9 billion in market-value gains and $1.1 billion of capital inflows for closed-end funds.
The $3.4 billion increase in AUM since March 31, 2016 primarily reflected $8.9 billion in market-value gains and $6.1 billion of capital inflows for closed-end funds, partially offset by $8.3 billion of distributions to closed-end fund investors, $1.5 billion of net outflows from open-end funds, $1.1 billion of uncalled capital commitments for closed-end funds that have entered liquidation and $0.7 billion of unfavorable foreign-currency translation. Inflows for closed-end funds included $1.1 billion for Oaktree European Principal Fund IV, $0.8 billion for Oaktree Opportunities Fund Xb, $0.8 billion for Oaktree Real Estate Opportunities Fund VII (“ROF VII”) and $0.8 billion from Oaktree Real Estate Debt Fund II. Distributions to closed-end fund investors included $2.7 billion from Control Investing funds, $2.4 billion from Distressed Debt funds and $2.3 billion from Real Estate funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM, a forward-looking metric, was $79.3 billion as of March 31, 2017, $79.8 billion as of December 31, 2016 and $79.9 billion as of March 31, 2016. The $0.5 billion decrease since December 31, 2016 primarily reflected $1.1 billion of net outflows from open-end funds and $1.0 billion attributable to closed-end funds in liquidation, partially offset by $1.1 billion in market-value gains and $0.3 billion from capital drawn by funds that pay fees based on drawn capital, NAV or cost basis.
The $0.6 billion decrease in management fee-generating AUM since March 31, 2016 primarily reflected $5.6 billion attributable to closed-end funds in liquidation, $1.7 billion of net outflows from open-end funds, $0.7 billion of distributions by closed-end funds that pay fees based on NAV and $0.6 billion of unfavorable foreign-currency translation, partially offset by $5.1 billion in market-value gains, $1.5 billion from capital drawn by closed-end funds that pay fees based on drawn capital, NAV or cost basis and $1.5 billion of capital inflows to closed-end funds, principally ROF VII and CLOs.

Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $32.3 billion as of March 31, 2017, $33.6 billion as of December 31, 2016 and $31.2 billion as of March 31, 2016. The $1.3 billion decrease since December 31, 2016 reflected an aggregate $2.7 billion decline primarily attributable to distributions by closed-end funds, partially offset by an aggregate $1.4 billion in drawdowns or contributions by closed-end and evergreen funds and market-value gains. The $1.1 billion increase since March 31, 2016 reflected an aggregate $8.7 billion principally from drawdowns or contributions by closed-end and evergreen funds and market-value gains, partially offset by an aggregate decline of $7.6 billion primarily attributable to distributions by closed-end funds.
Of the $32.3 billion in incentive-creating AUM as of March 31, 2017, $20.7 billion, or 64%, was generating incentives at the fund level, as compared with $16.5 billion, or 53%, of the $31.2 billion of incentive-creating AUM as of March 31, 2016.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $2.1 billion as of March 31, 2017, $2.0 billion as of December 31, 2016 and $1.4 billion as of March 31, 2016. The first quarter of 2017 reflected $201.5 million of incentives created (fund level) and $147.2 million of segment incentive income recognized.
Net of incentive income compensation expense, accrued incentives (fund level) were $969.0 million as of March 31, 2017, $946.5 million as of December 31, 2016, and $747.7 million as of March 31, 2016. As of March 31, 2017, December 31, 2016 and March 31, 2016, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $179.6 million (or 19%), $201.7 million (21%) and $294.1 million (39%), respectively, with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $21.8 billion as of March 31, 2017, $20.8 billion as of December 31, 2016, and $21.4 billion as of March 31, 2016. Invested capital during the quarter and 12 months ended March 31, 2017 aggregated $1.7 billion and $8.3 billion, respectively, as compared with $1.9 billion and $7.5 billion for the comparable prior-year periods.
Segment Results
Revenues
Segment revenues grew $78.3 million, or 25.0%, to $391.2 million in the first quarter of 2017, from $312.9 million in the first quarter of 2016, reflecting $15.7 million in lower management fees, $50.6 million in higher incentive income and $43.3 million in higher investment income.
Management Fees
Management fees decreased $15.7 million, or 7.8%, to $185.6 million in the first quarter of 2017, from $201.3 million in the first quarter of 2016. The decrease reflected an aggregate decline of $23.5 million primarily attributable to closed-end funds in liquidation, partially offset by an aggregate increase of $7.8 million principally from additional capital commitments to ROF VII and closed-end funds that pay management fees based on drawn capital, NAV or cost basis.
Incentive Income
Incentive income increased $50.6 million, or 52.4%, to $147.2 million in the first quarter of 2017, from $96.6 million in the first quarter of 2016. The first quarter of 2017 included regular and tax-related incentive income of $66.0 million and $81.2 million, respectively, as compared to $23.9 million and $72.7 million in the first quarter of 2016, respectively.

Investment Income
Investment income increased $43.3 million, to $58.4 million in the first quarter of 2017, from $15.1 million in the first quarter of 2016. Excluding the $22.7 million impairment charge taken in the first quarter of 2016 on investments in certain of our CLOs, investment income increased $20.6 million, primarily reflecting higher overall returns on our fund investments. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $15.9 million and $15.1 million in the first quarters of 2017 and 2016, respectively, of which performance fees accounted for $0.2 million and $0.6 million, respectively.
Expenses
Compensation and Benefits
Compensation and benefits expense decreased $2.2 million, or 2.1%, to $102.1 million in the first quarter of 2017, from $104.3 million in the first quarter of 2016. The decrease was primarily attributable to variations in bonus accruals, partially offset by a $2.3 million unfavorable change in phantom equity expense, stemming largely from each period’s change in the Class A unit trading price.
Equity-based Compensation
Equity-based compensation expense increased $1.0 million, or 9.3%, to $11.7 million in the first quarter of 2017, from $10.7 million in the first quarter of 2016. The increase reflected non-cash amortization expense associated with vesting of Class A and OCGH unit grants made to employees and directors subsequent to our 2012 initial public offering.
Incentive Income Compensation
Incentive income compensation expense increased $23.4 million, or 47.1%, to $73.1 million in the first quarter of 2017, from $49.7 million in the first quarter of 2016. The increase reflected growth in incentive income, partially offset by differences in the applicable funds’ compensation percentages.
General and Administrative
General and administrative expense increased $0.9 million, or 2.9%, to $32.4 million in the first quarter of 2017, from $31.5 million in the first quarter of 2016.
Interest Expense, Net
Interest expense, net decreased $1.7 million, or 19.5%, to $7.0 million in the first quarter of 2017, from $8.7 million in the first quarter of 2016, reflecting the maturity of $100.0 million in senior notes in 2016 and higher interest income.
Adjusted Net Income
ANI increased $57.1 million, or 54.4%, to $162.1 million in the first quarter of 2017, from $105.0 million in the first quarter of 2016, reflecting increases of $43.3 million in investment income and $27.2 million in incentive income, net of incentive income compensation expense (“net incentive income”), partially offset by a $14.2 million decline in fee-related earnings. The portion of ANI attributable to our Class A units was $54.1 million, or $0.86 per unit, and $30.2 million, or $0.49 per unit, for the first quarters of 2017 and 2016, respectively.
The effective tax rate applied to ANI in the first quarters of 2017 and 2016 was 18% and 28%, respectively, resulting from full-year effective rates of 20% and 23%, respectively. The rate used for interim fiscal quarters is based on an estimated full-year effective tax rate on income that can be reliably forecasted, combined with tax expense in the current period on incentive income and any other income that cannot be reliably estimated. We generally expect variability in tax rates between periods, because the effective tax rate is a function of the mix of income and other factors, each of which can have a material impact on the particular period's income tax expense and often vary significantly within or between years. In general, the annual effective tax rate increases as the proportion of ANI arising from fee-related earnings, DoubleLine-related investment income and certain incentive and investment income rises, and vice versa.
Distributable Earnings
Distributable earnings grew $31.4 million, or 25.0%, to $157.1 million in the first quarter of 2017, from $125.7 million in the first quarter of 2016, reflecting increases of $27.2 million in net incentive income and $16.3 million in investment income proceeds, partially offset by a $14.2 million decline in fee-related earnings. For the first quarter of 2017, investment income proceeds totaled $42.8 million, including $29.1 million from fund distributions and $13.7 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $26.5 million, of which $12.9 million and $13.6 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $0.86 and $0.68 per unit for the first quarters of 2017 and 2016, respectively, reflecting distributable earnings per Operating Group unit of $1.02 and $0.82, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies, and amounts payable pursuant to the tax receivable agreement.
Fee-related Earnings
Fee-related earnings decreased $14.2 million, or 22.8%, to $48.2 million in the first quarter of 2017, from $62.4 million in the first quarter of 2016. The decline reflected $15.7 million of lower management fees and $0.9 million of higher general and administrative expense, partially offset by $2.2 million of lower compensation and benefits expense. The portion of fee-related earnings attributable to our Class A units was $0.28 and $0.37 per unit for the first quarters of 2017 and 2016, respectively.
The effective tax rate applicable to fee-related earnings for the first quarters of 2017 and 2016 was 8% and 7%, respectively, resulting from full-year effective rates of 8% and 7%, respectively.  The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses. In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
Capital and Liquidity
As of March 31, 2017, Oaktree had $1.0 billion of cash and U.S. Treasury and time deposit securities, and $746 million of outstanding debt, which included no borrowings outstanding against its $500 million revolving credit facility. As of March 31, 2017, Oaktree’s investments in funds and companies had a carrying value of $1.5 billion, with the 20% investment in DoubleLine carried at $26 million based on cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $969 million as of that date.
Distribution
A distribution attributable to the first quarter of 2017 was declared of $0.71 per Class A unit. This distribution will be paid on May 12, 2017 to Class A unitholders of record at the close of business on May 8, 2017.
Conference Call
Oaktree will host a conference call to discuss its first quarter 2017 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (844) 824-3833 (U.S. callers) or +1 (412) 317-5102 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10103753, beginning approximately one hour after the broadcast.

About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $100 billion in assets under management as of March 31, 2017. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Investor Relations Website

Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.
Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Alyssa Linn
(310) 201-2040
alinn@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general political, economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended March 31,
	2017	2016
	(in thousands, except per unit data)
Revenues:
Management fees	$180,928	$198,553
Incentive income	108,657	55,937
Total revenues	289,585	254,490
Expenses:
Compensation and benefits	(104,487)	(108,405)
Equity-based compensation	(14,953)	(13,896)
Incentive income compensation	(34,608)	(9,807)
Total compensation and benefits expense	(154,048)	(132,108)
General and administrative	(32,219)	(47,831)
Depreciation and amortization	(3,824)	(4,161)
Consolidated fund expenses	(2,471)	(1,084)
Total expenses	(192,562)	(185,184)
Other income (loss):
Interest expense	(48,770)	(27,705)
Interest and dividend income	47,960	36,270
Net realized gain (loss) on consolidated funds’ investments	(1,872)	3,401
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	24,678	(20,672)
Investment income	50,451	29,447
Other income (expense), net	4,663	5,801
Total other income	77,110	26,542
Income before income taxes	174,133	95,848
Income taxes	(12,302)	(12,680)
Net income	161,831	83,168
Less:
Net (income) loss attributable to non-controlling interests in consolidated funds	(9,692)	4,944
Net income attributable to non-controlling interests in consolidated subsidiaries	(97,224)	(60,034)
Net income attributable to Oaktree Capital Group, LLC	$54,915	$28,078
Distributions declared per Class A unit	$0.63	$0.47
Net income per unit (basic and diluted):
Net income per Class A unit	$0.87	$0.45
Weighted average number of Class A units outstanding	63,022	61,894

Segment Financial Data

	As of or for the Three Months Ended March 31,
	2017	2016
Segment Statements of Operations Data: (1)	(in thousands, except per unit data or as otherwise indicated)
Revenues:
Management fees	$185,565	$201,270
Incentive income	147,193	96,588
Investment income	58,429	15,077
Total revenues	391,187	312,935
Expenses:
Compensation and benefits	(102,136)	(104,270)
Equity-based compensation	(11,651)	(10,703)
Incentive income compensation	(73,144)	(49,749)
General and administrative	(32,409)	(31,481)
Depreciation and amortization	(2,823)	(3,160)
Total expenses	(222,163)	(199,363)
Adjusted net income before interest and other income (expense)	169,024	113,572
Interest expense, net of interest income (2).	(6,971)	(8,682)
Other income (expense), net	41	135
Adjusted net income	$162,094	$105,025

Adjusted net income-OCG	$54,119	$30,160
Adjusted net income per Class A unit	0.86	0.49
Distributable earnings	157,099	125,725
Distributable earnings-OCG	54,306	41,843
Distributable earnings per Class A unit	0.86	0.68
Fee-related earnings	48,197	62,359
Fee-related earnings-OCG	17,814	23,059
Fee-related earnings per Class A unit	0.28	0.37
Economic net income	184,581	41,196
Economic net income-OCG	64,438	7,803
Economic net income per Class A unit	1.02	0.13

Weighted average number of Operating Group units outstanding	154,666	153,808
Weighted average number of Class A units outstanding	63,022	61,894

Operating Metrics:
Assets under management (in millions):
Assets under management	$100,313	$96,874
Management fee-generating assets under management	79,329	79,908
Incentive-creating assets under management	32,337	31,205
Uncalled capital commitments (3).	21,770	21,400
Accrued incentives (fund level): (4)
Incentives created (fund level)	201,518	(46,270)
Incentives created (fund level), net of associated incentive income compensation expense	96,536	(16,991)
Accrued incentives (fund level)	2,068,422	1,442,359
Accrued incentives (fund level), net of associated incentive income compensation expense	969,029	747,711

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for segment reporting as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from OCGH equity value units (“EVUs”) that are classified as liability awards under GAAP but as equity awards for segment reporting, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (f) the adjustment for non-controlling interests. Moreover, third-party placement costs associated with closed-end funds under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream. Gains and losses resulting from foreign-currency transactions and hedging activities under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for segment reporting they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. ANI is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)	Interest income was $1.7 million and $1.3 million for the three months ended March 31, 2017 and 2016, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		March 31, 2017	December 31, 2016	March 31, 2016
		(in millions)
Assets Under Management:
Closed-end funds		$59,848	$60,104	$59,081
Open-end funds		35,125	35,105	33,008
Evergreen funds		5,340	5,295	4,785
Total		$100,313	$100,504	$96,874

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
	(in millions)
Change in Assets Under Management:
Beginning balance	$100,504	$97,359	$96,874	$99,903
Closed-end funds:
Capital commitments/other (1).	1,094	866	6,092	9,294
Distributions for a realization event/other (2).	(2,553)	(2,014)	(8,286)	(5,302)
Change in uncalled capital commitments for funds entering or in liquidation (3)	31	—	(1,053)	(527)
Foreign-currency translation	106	341	(411)	411
Change in market value (4).	870	365	4,259	(1,354)
Change in applicable leverage	196	93	166	300
Open-end funds:
Contributions	2,007	735	6,716	3,944
Redemptions	(2,977)	(1,771)	(8,254)	(7,602)
Foreign-currency translation	107	222	(245)	244
Change in market value (4).	883	620	3,900	(1,918)
Evergreen funds:
Contributions or new capital commitments	7	66	200	211
Redemptions or distributions/other	(106)	(59)	(428)	(404)
Foreign-currency translation	(2)	(3)	(1)	(2)
Change in market value (4).	146	54	784	(324)
Ending balance	$100,313	$96,874	$100,313	$96,874

(1)	These amounts represent capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

Management Fee-generating AUM		As of
		March 31, 2017	December 31, 2016	March 31, 2016
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$7,721	$7,504	$7,184
Other closed-end funds		32,340	32,990	35,956
Open-end funds		34,930	35,034	32,939
Evergreen funds		4,338	4,239	3,829
Total		$79,329	$79,767	$79,908

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$79,767	$78,897	$79,908	$78,497
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital/other (1).	17	686	1,456	7,433
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	327	201	1,516	1,112
Change attributable to funds in liquidation (2).	(954)	(381)	(4,735)	(2,332)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	—	—	(881)	26
Distributions by funds that pay fees based on NAV/other (4).	(165)	(113)	(688)	(385)
Foreign-currency translation	82	229	(389)	253
Change in market value (5).	88	85	430	(226)
Change in applicable leverage	172	144	212	613
Open-end funds:
Contributions	1,882	735	6,542	3,942
Redemptions	(2,971)	(1,772)	(8,223)	(7,602)
Foreign-currency translation	107	222	(245)	245
Change in market value	878	619	3,917	(1,903)
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	59	337	255	864
Redemptions or distributions	(90)	(28)	(475)	(309)
Change in market value	130	47	729	(320)
Ending balance	$79,329	$79,908	$79,329	$79,908

(1)	These amounts represent capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which typically declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts represent distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

	As of
	March 31, 2017	December 31, 2016	March 31, 2016
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$100,313	$100,504	$96,874
Difference between assets under management and committed capital or the lesser of funded capital or cost basis for applicable closed-end funds (1).	(3,773)	(4,183)	(1,829)
Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods	(10,542)	(10,367)	(8,143)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(2,593)	(3,109)	(4,095)
Oaktree’s general partner investments in management fee-generating funds	(1,928)	(1,822)	(1,727)
Funds that are no longer paying management fees and co-investments that pay no management fees (2)	(2,148)	(1,256)	(1,172)
Management fee-generating assets under management	$79,329	$79,767	$79,908

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.

(2)	This includes certain accounts that pay fees intended to offset Oaktree’s costs related to the accounts.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	March 31, 2017	December 31, 2016	March 31, 2016
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.50	1.50	1.52
Open-end funds	0.45	0.46	0.47
Evergreen funds	1.22	1.22	1.33
Overall	0.92	0.93	0.98

Incentive-creating AUM

	As of
	March 31, 2017	December 31, 2016	March 31, 2016
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$28,943	$30,292	$29,251
Evergreen funds	3,394	3,335	1,954
Total	$32,337	$33,627	$31,205
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended March 31,
	2017	2016
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$2,014,097	$1,585,217
Incentives created (fund level):
Closed-end funds	190,021	(46,845)
Evergreen funds	11,497	575
Total incentives created (fund level)	201,518	(46,270)
Less: segment incentive income recognized by us	(147,193)	(96,588)
Ending balance	$2,068,422	$1,442,359
Accrued incentives (fund level), net of associated incentive income compensation expense	$969,029	$747,711
Uncalled Capital Commitments
Uncalled capital commitments were $21.8 billion as of March 31, 2017, $20.8 billion as of December 31, 2016 and $21.4 billion as of March 31, 2016.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended March 31,
	2017	2016
	(in thousands, except per unit data)
Revenues:
Management fees	$185,565	$201,270
Incentive income	147,193	96,588
Investment income	58,429	15,077
Total revenues	391,187	312,935
Expenses:
Compensation and benefits	(102,136)	(104,270)
Equity-based compensation	(11,651)	(10,703)
Incentive income compensation	(73,144)	(49,749)
General and administrative	(32,409)	(31,481)
Depreciation and amortization	(2,823)	(3,160)
Total expenses	(222,163)	(199,363)
Adjusted net income before interest and other income (expense)	169,024	113,572
Interest expense, net of interest income	(6,971)	(8,682)
Other income (expense), net	41	135
Adjusted net income	162,094	105,025
Adjusted net income attributable to OCGH non-controlling interest	(96,046)	(62,762)
Non-Operating Group expenses	(232)	(264)
Adjusted net income-OCG before income taxes	65,816	41,999
Income taxes-OCG	(11,697)	(11,839)
Adjusted net income-OCG	$54,119	$30,160
Adjusted net income per Class A unit	$0.86	$0.49
Weighted average number of Class A units outstanding	63,022	61,894

Management Fees

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Management fees:
Closed-end funds	$131,708	$148,251
Open-end funds	40,144	38,413
Evergreen funds	13,713	14,606
Total management fees	$185,565	$201,270

Investment Income

	Three Months Ended March 31,
	2017	2016
Income (loss) from investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$8,912	$(13,543)
Convertible Securities	445	(944)
Distressed Debt	19,841	8,891
Control Investing	3,422	(1,447)
Real Estate	3,948	3,105
Listed Equities	3,687	3,488
Non-Oaktree funds	2,280	420
Income from investments in companies	15,894	15,107
Total investment income	$58,429	$15,077

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended March 31,
	2017	2016
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$185,565	$201,270
Incentive income	147,193	96,588
Receipts of investment income from funds (1).	29,095	12,923
Receipts of investment income from companies	13,709	13,558
Total distributable earnings revenues	375,562	324,339
Expenses:
Compensation and benefits	(102,136)	(104,270)
Incentive income compensation	(73,144)	(49,749)
General and administrative	(32,409)	(31,481)
Depreciation and amortization	(2,823)	(3,160)
Total expenses	(210,512)	(188,660)
Other income (expense):
Interest expense, net of interest income	(6,971)	(8,682)
Operating Group income taxes	(1,021)	(1,407)
Other income (expense), net	41	135
Distributable earnings	$157,099	$125,725

Distribution Calculation:
Operating Group distribution with respect to the period	$132,595	$108,545
Distribution per Operating Group unit	$0.85	$0.70
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	(0.05)	(0.06)
Tax receivable agreement	(0.08)	(0.08)
Non-Operating Group expenses	(0.01)	(0.01)
Distribution per Class A unit (2).	$0.71	$0.55

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO to align with the timing of expected cash flows.

(2)	With respect to the quarter ended March 31, 2017, a distribution was announced on April 27, 2017 and is payable on May 12, 2017.

Units Outstanding

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Weighted Average Units:
OCGH	91,644	91,914
Class A	63,022	61,894
Total	154,666	153,808
Units Eligible for Fiscal Period Distribution:
OCGH	91,793	92,445
Class A	64,201	62,619
Total	155,994	155,064

Segment Statements of Financial Condition

	As of
	March 31, 2017	December 31, 2016	March 31, 2016
	(in thousands)
Assets:
Cash and cash-equivalents	$362,889	$291,470	$342,079
U.S. Treasury and time deposit securities	596,872	757,578	618,899
Corporate investments	1,547,125	1,480,928	1,352,362
Deferred tax assets	404,740	404,614	425,904
Receivables and other assets	348,643	379,124	397,416
Total assets	$3,260,269	$3,313,714	$3,136,660
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$268,824	$353,451	$253,305
Due to affiliates	343,840	346,543	356,851
Debt obligations	746,117	745,897	845,736
Total liabilities	1,358,781	1,445,891	1,455,892
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,065,053	1,053,109	945,519
Unitholders’ capital attributable to Oaktree Capital Group, LLC	836,435	814,714	735,249
Total capital	1,901,488	1,867,823	1,680,768
Total liabilities and capital	$3,260,269	$3,313,714	$3,136,660

Corporate Investments

	As of
	March 31, 2017	December 31, 2016	March 31, 2016
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$493,478	$422,330	$381,456
Convertible Securities	27,180	1,735	1,579
Distressed Debt	404,317	426,108	379,507
Control Investing	258,064	265,919	258,753
Real Estate	140,569	141,234	127,731
Listed Equities	122,572	116,988	111,185
Non-Oaktree funds	70,983	71,682	66,321
Investments in companies	29,962	34,932	25,830
Total corporate investments	$1,547,125	$1,480,928	$1,352,362

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of March 31, 2017
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb (7)	TBD	—	$8,872	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Opportunities Fund X (7)	Jan. 2016	Jan. 2019	3,603	68	38	502	43	1,514	3,335	—	97	1,103	57.7%	35.6%	1.7x
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	nm	100	190	409	4,847	4,868	—	—	5,936	4.0	1.3	1.1
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	nm	100	547	1,464	1,775	2,001	52	—	2,268	7.3	4.3	1.3
Special Account B	Nov. 2009	Nov. 2012	1,031	nm	100	548	1,240	412	399	16	—	347	13.3	10.9	1.6
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	nm	100	2,286	5,087	1,707	1,502	165	280	1,232	12.7	8.7	1.6
Special Account A	Nov. 2008	Oct. 2012	253	nm	100	303	487	69	57	46	14	—	28.1	22.8	2.2
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	nm	90	8,893	17,633	1,104	996	1,523	205	—	21.9	16.6	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	nm	100	1,474	4,697	375	574	85	—	503	10.3	7.6	1.5
OCM Opportunities Fund VI	Jul. 2005	Jul. 2008	1,773	nm	100	1,294	3,064	3	—	252	1	—	11.9	8.8	1.8
OCM Opportunities Fund V	Jun. 2004	Jun. 2007	1,179	nm	100	958	2,103	34	—	180	7	—	18.5	14.1	1.9
Legacy funds (8).	Various	Various	9,543	nm	100	8,204	17,695	52	—	1,113	10	—	24.2	19.3	1.9
													22.0%	16.2%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VII (9)(10)	Jan. 2016	Jan. 2020	$2,920	48%	10%	$42	$94	$240	$2,496	$—	$8	$206	nm	nm	1.4x
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	nm	100	1,121	1,171	2,627	2,006	22	195	2,172	16.4%	10.9%	1.5
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	nm	100	951	1,649	585	294	73	108	126	17.5	13.0	1.8
Special Account D	Nov. 2009	Nov. 2012	256	nm	100	191	326	129	64	4	15	63	14.8	12.8	1.8
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	nm	100	395	753	92	64	57	18	—	16.1	11.0	2.0
OCM Real Estate Opportunities Fund III	Sep. 2002	Sep. 2005	707	nm	100	613	1,307	13	—	119	3	—	15.3	11.3	2.0
Legacy funds (8).	Various	Various	1,634	nm	99	1,399	3,009	—	—	112	—	—	15.2	12.0	1.9
													15.5%	11.9%
Real Estate Debt
Oaktree Real Estate Debt Fund II (9)(11)	Mar. 2017	Mar. 2020	$765	10%	2%	$(2)	$—	$14	$71	$—	$—	$16	nm	nm	1.0x
Oaktree Real Estate Debt Fund	Sep. 2013	Oct. 2016	1,112	nm	58	116	430	327	623	6	11	234	26.7%	20.0%	1.3
Oaktree PPIP Fund (12) .	Dec. 2009	Dec. 2012	2,322	nm	48	457	1,570	—	—	47	—	—	28.2	n/a	1.4

Real Estate Value-Add
Special Account G (9)(11)	Oct. 2016	Oct. 2020	$615	40%	40%	$3	$4	$242	$237	$—	$—	$245	nm	nm	1.0x

European Principal (13)
Oaktree European Principal Fund IV (7)(9)(14)	TBD	—	€1,104	15%	3%	€(6)	€—	€25	€240	€—	€—	€31	nm	nm	1.0x
Oaktree European Principal Fund III	Nov. 2011	Nov. 2016	€3,164	nm	85	€1,846	€648	€3,947	€2,682	€—	€358	€2,898	20.3%	13.6%	1.8
OCM European Principal Opportunities Fund II	Dec. 2007	Dec. 2012	€1,759	nm	100	€441	€1,867	€306	€779	€29	€—	€675	8.8	4.8	1.4
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	nm	96	$454	$927	$—	$—	$87	$—	$—	11.7	8.9	2.1
													13.7%	9.2%

			As of March 31, 2017
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
European Private Debt (13)
Oaktree European Capital Solutions Fund (7)(9)(11)	Dec. 2015	Dec. 2018	€703	37%	31%	€8	€14	€211	€189	€—	€—	€211	nm	nm	1.1x
Oaktree European Dislocation Fund	Oct. 2013	Oct. 2016	€294	nm	57	€35	€153	€64	€91	€2	€3	€45	21.6%	15.4%	1.2
Special Account E	Oct. 2013	Apr. 2015	€379	nm	69	€58	€248	€71	€100	€4	€5	€52	14.2	11.0	1.2
													15.4%	11.4%
Special Situations (15)
Oaktree Special Situations Fund (7)	Nov. 2015	Nov. 2018	$1,377	51%	21%	$92	$86	$297	$1,216	$—	$18	$229	49.5%	24.4%	1.5x
Other funds:
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	$2,827	nm	91%	$457	$1,592	$1,451	$1,695	$50	$—	$2,062	7.9%	3.6%	1.3x
Special Account C	Dec. 2008	Feb. 2014	505	nm	91	208	40	263	283	21	—	260	11.3	8.1	1.6
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	nm	100	2,904	4,439	1,793	538	22	545	882	12.4	8.9	2.0
Legacy funds (8).	Various	Various	3,701	nm	100	2,719	6,397	23	—	236	4	—	14.4	11.1	1.8
													13.1%	9.4%
Power Opportunities
Oaktree Power Opportunities Fund IV (9)	Nov. 2015	Nov. 2020	$1,106	47%	43%	$13	$1	$489	$1,078	$—	$—	$500	nm	nm	1.1x
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	nm	66	413	579	532	418	24	55	310	22.3%	13.9%	1.7
OCM/GFI Power Opportunities Fund II	Nov. 2004	Nov. 2009	1,021	nm	53	1,446	1,982	5	—	100	—	—	76.1	58.8	3.8
OCM/GFI Power Opportunities Fund	Nov. 1999	Nov. 2004	449	nm	85	251	634	—	—	23	—	—	20.1	13.1	1.8
													34.6%	26.4%
Infrastructure Investing
Oaktree Infrastructure Fund (16)	TBD	—	$409	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Highstar Capital IV (17).	Nov. 2010	Nov. 2016	2,000	nm	100	438	473	2,043	1,317	—	4	2,087	14.0%	8.6%	1.4x

U.S. Private Debt (18)
Oaktree Mezzanine Fund IV (11)	Oct. 2014	Oct. 2019	$852	58%	53%	$45	$3	$465	$408	$—	$7	$456	12.4%	8.6%	1.1x
Oaktree Mezzanine Fund III (19).	Dec. 2009	Dec. 2014	1,592	nm	89	409	1,451	381	376	15	23	341	15.1	10.4 / 8.6	1.4
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	nm	88	507	1,504	110	—	—	—	157	11.1	7.6	1.6
OCM Mezzanine Fund (20).	Oct. 2001	Oct. 2006	808	nm	96	302	1,075	—	—	38	—	—	15.4	10.8 / 10.5	1.5
													13.1%	8.8%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund (21)	Sep. 2013	Sep. 2017	$384	75%	75%	$72	$1	$360	$279	$—	$13	$336	15.0%	9.6%	1.3x
Special Account F	Jan. 2014	Jan. 2018	253	96	96	49	83	208	206	—	10	191	14.2	9.8	1.2
									31,766	(13)	2,042	(13)	14.7%	9.7%
							Other (22)		7,811		6
							Total (23)		$39,577		$2,048

(1)
For our incentive-creating closed-end funds in their investment periods, this percentage equals invested capital divided by committed capital. Invested capital for this purpose is the sum of capital drawn from fund investors plus net borrowings, if any, outstanding, under a fund-level credit facility where such borrowings were made in lieu of drawing capital from fund investors.

(2)	Represents capital drawn from fund investors divided by committed capital. The aggregate change in drawn capital for the three months ended March 31, 2017 was $480 million.

(3)	Accrued incentives (fund level) exclude Oaktree segment incentive income previously recognized.

(4)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(5)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(6)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(7)
Fund data include the performance of the main fund and any associated fund-of-one accounts, except the gross and net IRRs presented reflect only the performance of the main fund. Certain fund-of-one accounts pay management fees based on cost basis, rather than committed capital.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through March 31, 2017 was less than 18 months.

(10)	A portion of this fund pays management fees based on drawn, rather than committed, capital.

(11)
Management fees during the investment period are calculated on drawn capital or cost basis, rather than committed capital. As a result, as of March 31, 2017 management fee-generating AUM included only that portion of committed capital that had been drawn.

(12)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(13)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the March 31, 2017 spot rate of $1.07.

(14)
Management fees are based on aggregate contributed capital for the period from the initial investment date until the investment period start date, which includes indebtedness incurred in lieu of drawn capital.

(15)
Effective November 2016, the Global Principal strategy was renamed Special Situations. The aggregate gross and net IRRs presented for this strategy exclude the performance of Oaktree Special Situations Fund.

(16)	A portion of the $409 million of commitments to Oaktree Infrastructure Fund is subject to certain contingencies.

(17)
The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of March 31, 2017, Oaktree had not recognized any incentive income from this fund. The accrued incentives (fund level) amount shown for this fund represents Oaktree’s effective 8% of the potential incentives generated by this fund in accordance with the terms of the Highstar acquisition.

(18)	Effective April 2017, the Mezzanine Finance strategy was renamed U.S. Private Debt, and includes our Mezzanine Finance and Direct Lending funds.

(19)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 8.6%. The combined net IRR for Class A and Class B interests was 9.6%.

(20)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(21)
In the third quarter of 2016, the investment period for Oaktree Emerging Market Opportunities Fund was extended for a one year period until September 2017. However, management fees stepped down to the post-investment period basis effective October 1, 2016.

(22)	This includes our closed-end Senior Loan funds, CLOs, OCM Asia Principal Opportunities Fund, a non-Oaktree fund and certain separate accounts and co-investments.

(23)
The total excludes two closed-end funds with management fee-generating AUM aggregating $484 million as of March 31, 2017, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Mar. 31, 2017	Twelve Months Ended March 31, 2017			Since Inception through March 31, 2017
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	1986	$16,816	12.5%	11.9%	16.3%	9.3%	8.8%	8.4%	0.81	0.57
Global High Yield Bonds	2010	4,592	13.9	13.3	16.2	7.5	7.0	7.1	1.15	1.11
European High Yield Bonds	1999	1,073	10.2	9.7	11.9	8.1	7.6	6.4	0.71	0.45
U.S. Convertibles	1987	3,142	13.6	13.1	18.1	9.4	8.8	8.2	0.49	0.37
Non-U.S. Convertibles	1994	1,335	7.2	6.7	4.2	8.4	7.8	5.6	0.78	0.41
High Income Convertibles	1989	945	16.5	15.6	16.7	11.4	10.6	8.2	1.06	0.60
U.S. Senior Loans	2008	1,726	10.9	10.3	9.7	6.2	5.7	5.3	1.11	0.66
European Senior Loans	2009	1,648	6.0	5.4	6.9	8.3	7.8	9.0	1.71	1.73
Emerging Markets Equities	2011	3,380	24.5	23.5	17.2	0.4	(0.4)	(0.7)	0.02	(0.04)
Other		273
Total		$34,930

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

Evergreen Funds

		As of March 31, 2017				Twelve Months Ended March 31, 2017		Since Inception through March 31, 2017
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	2012	$3,038	$2,482	$5		18.5%	14.4%	8.7%	6.2%
Value Opportunities	2007	1,284	1,218	—	(3)	21.0	19.1	9.4	5.5
Emerging Markets Debt Total Return (4)	2015	413	373	4		22.8	18.0	16.5	12.9
Value Equities (5)	2012	385	315	3		41.8	35.9	20.0	14.5
			4,388	12
Other (6)			434	4
Restructured funds			—	4
Total (2)			$4,822	$20

(1)	Returns represent time-weighted rates of return.

(2)	Includes two closed-end funds with an aggregate $494 million and $484 million of AUM and management fee-generating AUM, respectively.

(3)	As of March 31, 2017, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $57 million for Value Opportunities.

(4)	The rates of return reflect the performance of a composite of accounts, including a single account with a December 2014 inception date.

(5)	Includes performance of a proprietary fund with an initial capital commitment of $25 million since its inception in May 2012.

(6)	Includes the Emerging Markets Absolute Return strategy and certain evergreen separate accounts in the Real Estate Debt and Emerging Markets Opportunities strategies.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of accrued incentives recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for segment reporting as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from equity value units (“EVUs”) that are classified as liability awards under GAAP but as equity awards for segment reporting, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (f) the adjustment for non-controlling interests. Moreover, third-party placement costs associated with closed-end funds under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream. Gains and losses resulting from foreign-currency transactions and hedging activities under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for segment reporting they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings and investment income arising from our one-fifth ownership stake in DoubleLine generally have been subject to corporate-level taxation, and most of our incentive income and other investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings and DoubleLine-related investment income represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.

Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs. Our AUM includes amounts for which we charge no management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the beginning AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital, drawn capital or cost basis during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate generally remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis;

◦	Oaktree’s general partner investments in management fee-generating funds; and

◦	Funds that are no longer paying management fees and co-investments that pay no management fees.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree is required to consolidate as of the respective reporting date.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO, in order to align with the timing of expected cash flows. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation expense.

Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP performance measure that we use to evaluate the financial performance of our segment by applying the “Method 2,” instead of the “Method 1,” revenue recognition approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units, based on value created during a specified period (“Term”) in excess of a fixed “Base Value.” The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings (“FRE”) is a non-GAAP performance measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.

Invested capital reflects deployed capital, whether involving drawn or recycled equity capital, or borrowings from fund-level credit facilities.  This metric is used in connection with incentive-creating closed-end funds and certain evergreen funds.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities strategy, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equities strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of GAAP Net Income to Segment Results
The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income and fee-related earnings.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$54,915	$28,078
Incentive income (1)	38,536	39,942
Incentive income compensation (1)	(38,536)	(39,942)
Investment income (2)	(4,372)	(10,429)
Equity-based compensation (3)	3,302	3,192
Placement costs (4)	60	6,704
Foreign-currency hedging (5)	(1,996)	5,866
Acquisition-related items (6)	1,602	391
Income taxes (7)	12,302	12,680
Non-Operating Group expenses (8)	232	264
Non-controlling interests (8)	96,049	58,279
Adjusted net income	162,094	105,025
Incentive income	(147,193)	(96,588)
Incentive income compensation	73,144	49,749
Investment income	(58,429)	(15,077)
Equity-based compensation (9)	11,651	10,703
Interest expense, net of interest income	6,971	8,682
Other (income) expense, net	(41)	(135)
Fee-related earnings	$48,197	$62,359

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for segment reporting are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of (a) equity-based compensation expense related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting.

(4)
This adjustment adds back the effect of timing differences with respect to the recognition of third-party placement costs associated with closed-end funds between adjusted net income and net income attributable to OCG.

(5)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income and net income attributable to OCG.

(6)
This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability, which are excluded from adjusted net income.

(7)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(8)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

(9)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG and fee-related earnings-OCG.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$54,915	$28,078
Incentive income attributable to OCG (1)	15,702	16,073
Incentive income compensation attributable to OCG (1)	(15,702)	(16,073)
Investment income attributable to OCG (2)	(1,781)	(4,197)
Equity-based compensation attributable to OCG (3)	1,345	1,285
Placement costs attributable to OCG (4)	24	2,698
Foreign-currency hedging attributable to OCG (5)	(813)	2,359
Acquisition-related items attributable to OCG (6)	652	158
Non-controlling interests attributable to OCG (6)	(223)	(221)
Adjusted net income-OCG (7)	54,119	30,160
Incentive income attributable to OCG	(59,977)	(38,868)
Incentive income compensation attributable to OCG	29,804	20,020
Investment income attributable to OCG	(23,809)	(6,067)
Equity-based compensation attributable to OCG (8)	4,748	4,307
Interest expense, net of interest income attributable to OCG	2,768	3,463
Other (income) expense attributable to OCG	(16)	(54)
Non-fee-related earnings income taxes attributable to OCG (9)	10,177	10,098
Fee-related earnings-OCG (7)	$17,814	$23,059

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income-OCG and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for segment reporting are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of (a) equity-based compensation expense attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting.

(4)
This adjustment adds back the effect of timing differences with respect to the recognition of third-party placement costs associated with closed-end funds between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income-OCG and net income attributable to OCG.

(6)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests, which are both excluded from segment reporting.

(7)
Adjusted net income-OCG and fee-related earnings-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of fee-related earnings to fee-related earnings-OCG is presented below.

	Three Months Ended March 31,
	2017	2016
	(in thousands, except per unit data)
Fee-related earnings	$48,197	$62,359
Fee-related earnings attributable to OCGH non-controlling interest	(28,558)	(37,264)
Non-Operating Group expenses	(305)	(295)
Fee-related earnings-OCG income taxes	(1,520)	(1,741)
Fee-related earnings-OCG	$17,814	$23,059
Fee-related earnings-OCG per Class A unit	$0.28	$0.37

(8)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG, because it is non-cash in nature and does not impact our ability to fund our operations.

(9)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

The following table reconciles GAAP revenues to segment revenues and fee-related earnings revenues.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
GAAP revenues	$289,585	$254,490
Consolidated funds (1)	16,987	(515)
Incentive income (2)	38,536	39,942
Investment income (3)	46,079	19,018
Segment revenues	391,187	312,935
Incentive income	(147,193)	(96,588)
Investment income	(58,429)	(15,077)
Fee-related earnings revenues	$185,565	$201,270

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from segment revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between segment revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between segment revenues and GAAP revenues.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income and distributable earnings.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$54,915	$28,078
Reconciling adjustments (1)	107,179	76,947
Adjusted net income	162,094	105,025
Investment income (2)	(58,429)	(15,077)
Receipts of investment income from funds (3)	29,095	12,923
Receipts of investment income from companies	13,709	13,558
Equity-based compensation (4)	11,651	10,703
Operating Group income taxes	(1,021)	(1,407)
Distributable earnings	$157,099	$125,725

(1)	Please refer to the table on page 30 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income.

(2)	This adjustment eliminates segment investment income, which with respect to investments in funds is initially largely non-cash in nature and is thus not available to fund our operations.

(3)
This adjustment reflects the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(4)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG and distributable earnings-OCG.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$54,915	$28,078
Reconciling adjustments (1)	(796)	2,082
Adjusted net income-OCG (2)	54,119	30,160
Investment income attributable to OCG	(23,809)	(6,067)
Receipts of investment income from funds attributable to OCG	11,856	5,200
Receipts of investment income from companies attributable to OCG	5,586	5,456
Equity-based compensation attributable to OCG (3)	4,748	4,307
Distributable earnings-OCG income taxes	(4,112)	(3,380)
Tax receivable agreement	(5,363)	(5,106)
Income taxes of Intermediate Holding Companies	11,281	11,273
Distributable earnings-OCG (2)	$54,306	$41,843

(1)	Please refer to the table on page 31 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG.

(2)
Adjusted net income-OCG and distributable earnings-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended March 31,
	2017	2016
	(in thousands, except per unit data)
Distributable earnings	$157,099	$125,725
Distributable earnings attributable to OCGH non-controlling interest	(93,086)	(75,132)
Non-Operating Group expenses	(232)	(264)
Distributable earnings-OCG income taxes	(4,112)	(3,380)
Tax receivable agreement	(5,363)	(5,106)
Distributable earnings-OCG	$54,306	$41,843
Distributable earnings-OCG per Class A unit	$0.86	$0.68

(3)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations.

The following table reconciles GAAP revenues to segment revenues and distributable earnings revenues.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
GAAP revenues	$289,585	$254,490
Consolidated funds (1)	16,987	(515)
Incentive income (2)	38,536	39,942
Investment income (3)	46,079	19,018
Segment revenues	391,187	312,935
Investment income	(58,429)	(15,077)
Receipts of investment income from funds	29,095	12,923
Receipts of investment income from companies	13,709	13,558
Distributable earnings revenues	$375,562	$324,339

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from segment revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between segment revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between segment revenues and GAAP revenues.

The following table reconciles net income attributable to Oaktree Capital Group, LLC adjusted net income and economic net income.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$54,915	$28,078
Reconciling adjustments (1)	107,179	76,947
Adjusted net income	162,094	105,025
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	22,487	(63,829)
Economic net income (3)	$184,581	$41,196

(1)	Please refer to the table on page 30 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	Please see Glossary for the definition of economic net income.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG and economic net income-OCG.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$54,915	$28,078
Reconciling adjustments (1)	(796)	2,082
Adjusted net income-OCG (2)	54,119	30,160
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	9,164	(25,686)
Economic net income-OCG income taxes	(10,542)	(8,510)
Income taxes-OCG	11,697	11,839
Economic net income-OCG (2)	$64,438	$7,803

(1)	Please refer to the table on page 31 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG.

(2)
Adjusted net income-OCG and economic net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended March 31,
	2017	2016
	(in thousands, except per unit data)
Economic net income	$184,581	$41,196
Economic net income attributable to OCGH non-controlling interest	(109,369)	(24,619)
Non-Operating Group expenses	(232)	(264)
Economic net income-OCG income taxes	(10,542)	(8,510)
Economic net income-OCG	$64,438	$7,803
Economic net income per Class A unit	$1.02	$0.13
The following table reconciles GAAP revenues to segment revenues and economic net income revenues.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
GAAP revenues	$289,585	$254,490
Consolidated funds (1)	16,987	(515)
Incentive income (2)	38,536	39,942
Investment income (3)	46,079	19,018
Segment revenues	391,187	312,935
Incentives created	201,518	(46,270)
Incentive income	(147,193)	(96,588)
Economic net income revenues	$445,512	$170,077

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from segment revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between segment revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between segment revenues and GAAP revenues.

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended March 31, 2017
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$185,565	$(4,637)	$180,928
Incentive income (1)	147,193	(38,536)	108,657
Investment income (1)	58,429	(7,978)	50,451
Total expenses (2)	(222,163)	29,601	(192,562)
Interest expense, net (3)	(6,971)	(41,799)	(48,770)
Other income (expense), net (4)	41	4,622	4,663
Other income of consolidated funds (5)	—	70,766	70,766
Income taxes	—	(12,302)	(12,302)
Net income attributable to non-controlling interests in consolidated funds	—	(9,692)	(9,692)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(97,224)	(97,224)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$162,094	$(107,179)	$54,915
Corporate investments (6)	$1,547,125	$(489,631)	$1,057,494
Total assets (7)	$3,260,269	$4,870,091	$8,130,360

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds, (b) for management fees, the reclassification of $415 of net gains related to foreign-currency hedging activities to general and administrative expense, and (c) for investment income, differences of $4,372 related to corporate investments in CLOs, which under GAAP are marked-to-market but for segment reporting accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $2,432 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $1,457, (c) expenses incurred by the Intermediate Holding Companies of $305, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $38,536, (e) acquisition-related items of $1,602, (f) adjustments of $4,661 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $870 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $60 related to third-party placement costs, and (i) $2,452 of net gains related to foreign-currency hedging activities.

(3)
The interest expense adjustment represents the inclusion of interest expense attributable to third-party investors in our CLOs, non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $4,661 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $41 in net gains related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to third-party investors in our CLOs and non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments that are treated as equity- or cost-method investments for segment reporting. The $1.5 billion of corporate investments included $1.3 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, such as corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended March 31, 2016
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$201,270	$(2,717)	$198,553
Incentive income (1)	96,588	(40,651)	55,937
Investment income (1)	15,077	14,370	29,447
Total expenses (2)	(199,363)	14,179	(185,184)
Interest expense, net (3)	(8,682)	(19,023)	(27,705)
Other income (expense), net (4)	135	5,666	5,801
Other income of consolidated funds (5)	—	18,999	18,999
Income taxes	—	(12,680)	(12,680)
Net loss attributable to non-controlling interests in consolidated funds	—	4,944	4,944
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(60,034)	(60,034)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$105,025	$(76,947)	$28,078
Corporate investments (6)	$1,352,362	$(306,785)	$1,045,577
Total assets (7)	$3,136,660	$3,222,154	$6,358,814

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds, (b) for management fees, the reclassification of $662 of net gains related to foreign-currency hedging activities to general and administrative expense, and (c) for investment income, differences of $10,429 related to corporate investments in CLOs, which under GAAP are marked-to-market but for segment reporting accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $3,245 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $4,311, (c) expenses incurred by the Intermediate Holding Companies of $295, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $39,942, (e) acquisition-related items of $391, (f) adjustments of $5,801 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $53 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $6,704 related to third-party placement costs, and (i) $5,069 of net losses related to foreign-currency hedging activities.

(3)
The interest expense adjustment represents the inclusion of interest expense attributable to third-party investors in our CLOs and non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $5,801 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $135 of net gains related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income (loss) attributable to third-party investors in our CLOs and non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. The $1.4 billion of corporate investments included $1.2 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, such as corporate investments in funds and incentive income receivable.